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                                                                     EXHIBIT 5.1

                      [Letterhead of Kirkland & Ellis LLP]

                                   May 5, 2004

Navistar Financial Securities Corporation
2850 West Golf Road
Rolling Meadows, IL 60008

          Re:   Navistar Financial Securities Corporation
                Navistar Financial Dealer Note Master Trust
                Navistar Financial Dealer Note Master Owner Trust
                Registration Statement No. 333-104639
                -------------------------------------------------

          We have acted as special counsel to Navistar Financial Securities Corporation, a Delaware corporation (the "Company"), in connection with the above-mentioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "REGISTRATION STATEMENT") in connection with the registration by the Company of certain Dealer Note Asset Backed Certificates (the "CERTIFICATES") and certain Dealer Note Asset Backed Notes (the "NOTES") to be issued from time to time in one or more series in amounts to be determined at the time of issuance and to be set forth in one or more Supplements (each, a "PROSPECTUS SUPPLEMENT") to the Prospectus (the "PROSPECTUS") included in the Registration Statement.

          As described in the Registration Statement, the Certificates will be issued by Navistar Financial Dealer Note Master Trust (the "DEALER NOTE TRUST"). The Dealer Note Trust was formed by the Company pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of June 8, 1995, as amended, by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, JPMorgan Chase Bank and The Bank of New York, as Dealer Note Trust Trustee. Each series of Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement (a "PSA SERIES SUPPLEMENT").

          As further described in the Registration Statement, the Notes will be issued by Navistar Financial Dealer Note Master Owner Trust (the "ISSUER"). The Issuer will be formed pursuant to a Trust Agreement (the "TRUST AGREEMENT"), between Navistar Financial Securities Corporation and Chase Manhattan Bank USA, National Association, as Owner Trustee. Each series of Notes will be issued pursuant to an Indenture (the "INDENTURE") between the Issuer and the indenture trustee named in the Prospectus Supplement and an Indenture Series Supplement (the "INDENTURE SERIES SUPPLEMENT") between the Issuer and the indenture trustee.

          In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper, on (i) the Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), (ii) the form of the PSA Series

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Navistar Financial Securities Corporation
May 5, 2004
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Supplement, (iii) the Indenture (including the form of Notes included as an exhibit thereto), (iv) the Indenture Series Supplement and (v) the form of the Underwriting Agreement to be executed by the Company and the representative of the several underwriters (the "UNDERWRITERS") to be parties thereto pursuant to which the Notes will be sold by the Issuer to the Underwriters (the "UNDERWRITING AGREEMENT").

          In the case of the Notes, subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion after the Requisite Preliminary Actions identified below have been taken, the Notes will have been validly issued, will be fully paid and non-assessable and enforceable in accordance with their terms.

          In the case of the Certificates, subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion after the Requisite Preliminary Actions identified below have been taken, the Certificates will have been validly issued and will be fully paid and non-assessable.

          In the case of the Notes, the term "Requisite Preliminary Actions" means: (i) the approval by the Company's Board of Directors of resolutions authorizing the Company to execute and deliver the Underwriting Agreement, to take the actions necessary to obtain issuance of the Notes under the Indenture and the sale of the Notes in accordance with the terms of the Underwriting Agreement and to take other actions contemplated by the Indenture and the Underwriting Agreement; (ii) the issuance by any committee, group or executive of such authorization as may be required by the resolutions contemplated in clause (i) as requisite to any of the actions cited in clause (i); and (iii) the sale of the Notes by the Company in accordance with the terms of the Underwriting Agreement and the payment to the Company of the consideration for the Notes prescribed by the Underwriting Agreement. For purposes of this letter, once the Underwriters have paid for the Notes pursuant to the Underwriting Agreement, the Notes will be considered "fully paid and non-assessable."

          In the case of the Certificates, the term "Requisite Preliminary Actions" means: (i) the approval by the Company's Board of Directors of resolutions authorizing the Company to take all actions necessary to obtain issuance of the Certificates under the Pooling and Servicing Agreement and to take other actions contemplated by the Pooling and Servicing Agreement; and (ii) the issuance by any committee, group or executive of such authorization as may be required by the resolutions contemplated in clause (i) as requisite to any of the actions cited in clause (i).

          Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which

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Navistar Financial Securities Corporation
May 5, 2004
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may actually govern. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

          We consent to the filing of both this letter and the letter filed as
Exhibit 8.1 of the Registration Statement as exhibits to the Registration Statement and to the reference to this firm under the caption titled "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Kirkland & Ellis LLP

                                         KIRKLAND & ELLIS LLP